UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIDUCIARY/CLAYMORE ENERGY INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in their Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

CLOSED-END FUND
PROXY FACT SHEET FOR:
FIDUCIARY/CLAYMORE
ENERGY INFRASTRUCTURE FUND
SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 20, 2019	OFFICES OF GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC
Mail Date	SEPTEMBER 27, 2019	227 WEST MONROE STREET
Meeting Date	NOVEMBER 21, 2019 @ 10:00 AM (CT)	CHICAGO, ILLINOIS 60606
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker	FMO	Inbound Line	1-866-796-6860
CUSIP	31647Q106	Website	www.guggenheiminvestments.com
What are Shareholders being asked to vote on?
1.	To approve a new investment sub-advisory agreement among Guggenheim Funds Investment Advisors, LLC, Tortoise Capital Advisors, L.L.C. and the Fund;
  BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSAL 1: To approve a new investment sub-advisory agreement among Guggenheim Funds Investment Advisors, LLC, Tortoise Capital Advisors, L.L.C. and the Fund;
What are shareholders being asked to approve?
It is proposed that Guggenheim Funds Investment Advisors, LLC, the Fund’s investment adviser (the “Adviser”), Tortoise Capital Advisors, L.L.C. (“Tortoise”) and the Fund enter into a New Sub-Advisory Agreement, to become effective upon the date of Shareholder approval.
What is happening?
On May 29, 2019, Tortoise, a registered investment adviser specializing in energy investing across the energy value chain, including infrastructure and master limited partnerships, entered into a purchase agreement with Piper Jaffray Companies to acquire the midstream energy asset management business of Advisory Research, Inc. (“ARI”), the Fund’s sub-adviser (the “Transaction”). Piper Jaffray Companies is the parent company of ARI.
The closing of the Transaction occurred on September 20, 2019. This constituted an “assignment” of the Prior Sub-Advisory Agreement, which caused such agreement to terminate. Tortoise entered into an interim sub-advisory agreement with the Fund and the Adviser. Pursuant to such agreement, Tortoise may serve as sub-adviser on an interim basis for up to 150 days following the closing of the Transaction.
Why are shareholders being asked to approve a new investment sub-advisory agreement?
The 1940 Act requires that the New Sub-Advisory Agreement be approved by the Fund’s Shareholders in order for it to become effective. Therefore, in order to provide for continuity of sub-advisory services for the Fund, you are being asked to approve the New Sub-Advisory Agreement.

For Internal Distribution Only	Page 1

Is the Board of Trustees in favor or against the New Sub-Advisory Agreement?
The Board recommends that you vote “FOR” approval of the New Sub-Advisory Agreement.
How does the New Sub-Advisory Agreement compare with the Prior Sub-Advisory Agreement?
There will be no material differences between the terms of the New Sub-Advisory Agreement and the terms of the Prior Sub-Advisory Agreement.
How does the Transaction affect the Fund and my investment in the Fund’s Shares?
Your investment in the Fund does not change as a result of the Transaction. You still own the same Shares in the Fund, and the net asset value of your investment does not change as a result of the Transaction.
Will there be any changes to the Fund’s investment objectives or investment strategies in connection with the New Advisory Agreement?
The Transaction does not result in any change in the Fund’s investment objectives or principal investment strategies.
Will the Transaction result in any change in the Adviser to the Fund?
No. The Adviser is not affiliated with either ARI or Tortoise and the Transaction does not affect the management or control of the Adviser.
Will there be any changes to the portfolio management team for the Fund?
The Fund’s current portfolio management team will continue to manage the Fund’s portfolio. Upon the closing of the Transaction, the members of the Fund’s portfolio management team became employees of Tortoise.
Will the Fund’s fees for investment advisory services increase?
No. The advisory fee rate currently payable by the Fund to the Adviser and the sub-advisory fee rates payable by the Adviser to the sub-adviser will not change.
Will the Fund’s name change?
No. The Fund’s name will not change as a result of the Transaction.
When will the New Sub-Advisory Agreement become effective?
It is proposed that the Adviser, Tortoise and the Fund enter into the New Sub-Advisory Agreement, to become effective upon the date of Shareholder approval.
What will happen if shareholders of a Fund do not approve the New Sub-Advisory Agreement?
Tortoise will manage the Fund under the Interim Sub-Advisory Agreement, but must place its compensation for sub-advisory services provided during this interim period in escrow, pending Shareholder approval.
If shareholders do not approve the New Sub-Advisory Agreement, Tortoise will receive the lesser of its costs or the amount held in escrow and the Board may take such actions as it deems in the best interests of the Fund.
Who is paying for the costs of the proxy solicitation?

For Internal Distribution Only	Page 2

Tortoise and ARI have agreed to share any such costs that would otherwise be borne by the Fund. The Fund will not bear the costs of the proxy solicitation.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

Who is Tortoise Capital Advisors, L.L.C.?
Tortoise Capital Advisors, L.L.C. is a registered investment adviser specializing in essential assets investing. Essential assets are those assets and services that are indispensable to the economy and society. As of August 31, 2019, Tortoise, together with its affiliated registered investment advisers, had approximately $19.2 billion in assets under management, including approximately $15.5 billion in the energy sector. Tortoise’s solid track record of energy value chain investment experience and research dates back more than 15 years.

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/fmo.pdf
AST Fund Solutions is mentioned on pages ii, iv and 11 of the Proxy Statement.

For Internal Distribution Only	Page 3